                                                                    Exhibit 99.1


[COSINE COMMUNICATIONS LOGO]

PRESS RELEASE

For additional information contact:

         Steve Goggiano                     CoSine Communications
         President & CEO                    1200 Bridge Parkway
         (650) 637-4777                     Redwood City, CA 94065
                                            Web Site: www.cosinecom.com

         Terry Gibson                       Phone: 650.637.4777
         Executive Vice President           Fax: 650.628.4200
         and CFO                            E-mail:
         650.637.4777                       investorrelations@cosinecom.com

                 COSINE COMMUNICATIONS ANNOUNCES SECOND QUARTER
                               FINANCIAL RESULTS

        COMPANY REPORTS REVENUE GROWTH DRIVEN BY EXPANSION BUSINESS FROM
                             PREMIER CUSTOMER BASE

REDWOOD CITY, CALIF., JULY 22, 2003 -- CoSine Communications, Inc. (Nasdaq: COSN
- News), a leading provider of managed, network-based IP service delivery platforms, today announced revenue for the quarter ended June 30, 2003 of $6.0 million, and a net loss of $7.7 million or $0.79 per share as compared to revenue of $2.2 million and a net loss of $8.9 million or $0.91 per share in the quarter ended March 31, 2003. The company ended the quarter with $76.3 million in cash and short-term investments.

"We are pleased to report a return to revenue growth this quarter," said Steve Goggiano, President and CEO. "Our premier customer base continues to be one of our strongest assets. With some of the world's largest carriers using the CoSine product solution to build and grow a strategic IP service offering, we believe in our ability to be the leading profitable supplier of network-based IP services."

"Based on my discussions with our carrier customers, I am convinced that the market for IP services has a strong future," said Goggiano. "Enterprise demand for IP services is continuing to grow each quarter as many of the world's leading companies look to reduce their communications and data networking costs by using reliable, secure, network-based IP solutions. Our Tier 1 carrier customers have addressed this significant market opportunity using CoSine-powered network-based IP solutions. Several other carriers have seen the demonstrated success of this opportunity and are considering a network-based approach."

WEBCAST

There will be a live webcast of the CoSine Q2 2003 Earnings Conference Call (today, July 22, 2003, at 2 p.m. PT / 5 p.m. ET). An archived webcast will also be available several hours after the live call. The replay will be available until August 5, 2003 and can be accessed from the company's website or by calling 888-286-8010 or 617-801-6888 and entering passcode 56562596.

ABOUT COSINE COMMUNICATIONS

Founded in 1998 and based in Redwood City, Calif., CoSine delivers carrier-class systems for the network edge that solve the fundamental problem of profitably customizing managed services such as IP VPNs, Managed Routers, Firewalls, MPLS, Denial of Service (DoS) protection and more for the unique needs of individual customers. Specifically, the company's intelligent, fully distributed, virtualized architecture infuses service provider networks with an unmatched capability to integrate, customize and effectively deliver managed services to hundreds of thousands of users. For more information about CoSine Communications, visit the company's Web site at: www.cosinecom.com.

###

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This release may contain forward-looking statements that involve risks and uncertainties. The company may use words such as "anticipate," "believe," "plan," "expect," "future," "intend" and similar expressions to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this release. Our actual results may vary significantly from those reflected in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, the continued downturn in the telecommunications industry, failure to achieve revenue growth and profitability, product development, commercialization and technology difficulties, manufacturing costs, the impact of competitive products, pricing, changing customer requirements, timely availability and acceptance of new products, and changes in economic conditions in the various markets CoSine serves. A description of some of these factors is contained on pages 30 through 35 of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission for the fiscal year ending December 31, 2002 and on pages 19 through 25 of our Quarterly Report on Form 10-Q for the quarter ending March 31, 2003.

                          CoSine Communications, Inc.
                      CONSOLIDATED STATEMENT OF OPERATIONS
         (In conformity with generally accepted accounting principles)
                     (in thousands, except per share data)

                                                              Three months ended                 Six months ended
                                                                   June 30,                          June 30,
                                                            2003             2002             2003             2002
                                                        (unaudited)      (unaudited)      (unaudited)      (unaudited)
                                                        ----------------------------      ----------------------------
Revenue                                                 $     6,014      $     6,066      $     8,220      $    13,159

Cost of sales                                                 2,822            5,988            3,537            9,355
                                                        ----------------------------      ----------------------------
Gross profit                                                  3,192               78            4,683            3,804

Operating expenses:
   Research and development                                   5,178           10,304           10,435           23,135
   Sales and marketing                                        3,772            7,749            7,119           18,628
   General and administrative                                 2,089            3,210            3,826            7,060
   Restructuring and impairment charges                          67           24,046              337           24,046
                                                        --------------------------------------------------------------
Total operating expenses                                    1 1,106           45,309           21,717           72,869
                                                        --------------------------------------------------------------
Loss from operations                                        ( 7,914)         (45,231)         (17,034)         (69,065)

Interest income and expense and other, net                      227              621              525            1,661
                                                        ----------------------------      ----------------------------
Loss before income tax provision                            ( 7,687)         (44,610)         (16,509)         (67,404)

Income tax provision                                             29              138               71              299
                                                        ----------------------------      ----------------------------

Net loss                                                $   ( 7,716)     $   (44,748)     $   (16,580)     $   (67,703)
                                                        ============================      ============================

Basic and diluted net loss per common share             $     (0.79)     $     (4.63)     $     (1.70)     $     (7.02)


Shares used in computing basic and diluted net loss
per common share                                              9,748            9,673            9,733            9,647

                          CoSine Communications, Inc.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
         (In conformity with generally accepted accounting principles)
                                 (in thousands)


                                                         June 30, 2003   December 31,
                                                          (unaudited)       2002(1)
                                                         ----------------------------
ASSETS
Current assets:
   Cash, cash equivalents and short-term investments     $      76,347   $    101,467
   Accounts receivable, trade                                    3,270          6,373
   Accounts receivable, other                                      700            679
   Inventory                                                     3,599          3,175
   Prepaid expenses and other current assets                     3,038          4,054
                                                         ----------------------------
Total current assets                                            86,954        115,748
Property and equipment, net                                      2,287          2,816
Other assets                                                       747            997
                                                         ----------------------------
                                                         $      89,988   $    119,561
                                                         ============================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued liabilities              $       8,081   $     18,666
   Deferred revenue                                              1,359          1,444
   Current portion of long-term debt                             1,018          3,770
                                                         ----------------------------
Total current liabilities                                       10,458         23,880
Equipment and working capital loans, capital
lease obligations and accrued rent                               2,062          2,200
Stockholders' equity                                            77,468         93,481
                                                         ----------------------------
                                                         $      89,988   $    119,561
                                                         ============================

(1) Amounts are derived from the December 31, 2002 audited financial statements.